UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 1, 2010

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

MetroPCS Communications, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on June 1, 2010, at which a quorum of the Company’s stockholders were represented by proxy or in person. At the Annual Meeting three proposals were presented: (1) The election of Class III directors, whose current terms expire as of the Annual Meeting date, to serve until the Company’s 2013 Annual Meeting of Stockholders; (2) The approval of the MetroPCS Communications, Inc. 2010 Equity Incentive Compensation Plan for the Company’s employees, officers, directors and consultants (“2010 Equity Compensation Plan”); and (3) The ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for the Company’s fiscal year 2010.

Proposal 1 – Election of Directors

The following directors were elected at the Annual Meeting to serve as Class III directors on the Company’s Board of Directors for a three-year term, or until their successors are elected and qualified, unless the director earlier resigns, passes away or otherwise no longer serves as a director:

Director Nominee	For	Authority Withheld	Broker Non-Votes
C. Kevin Landry	236,346,614	5,151,713	65,982,190
Arthur C. Patterson	236,356,104	5,142,223	65,982,190
James N. Perry, Jr.	240,584,838	913,489	65,982,190

Proposal 2 – Approval of the 2010 Equity Compensation Plan

The stockholders of the Company approved the 2010 Equity Compensation Plan as follows:

For	Against	Abstained	Broker Non-Votes
223,105,770	18,215,006	177,550	65,982,190

Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the Company’s fiscal year 2010 as follows:

For	Against	Abstained	Broker Non-Votes
298,707,509	8,740,009	32,999	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: June 3, 2010	By:	/S/ J. BRAXTON CARTER
J. Braxton Carter
Executive Vice President
and Chief Financial Officer